UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2017

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-3838

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listed Rule or Standard; Transfer of Listing.
On April 5, 2017, Glowpoint, Inc. (the “Company”) received a letter from the NYSE MKT LLC (“NYSE MKT”) stating that the Company is not in compliance with the continued listing standards of the MYSE MKT Company Guide relating to stockholders’ equity. This letter indicated that the Company is out of compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide (the “Company Guide”) which requires stockholders' equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. As of December 31, 2016, the Company had stockholders' equity of $3.93 million.

The NYSE MKT letter informed the Company that it must submit a plan of compliance to NYSE MKT by May 5, 2017 addressing how the Company intends to regain compliance with Section 1003(a)(ii) of the Company Guide by October 5, 2018. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the NYSE MKT. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by October 5, 2018, or if the Company does not make progress consistent with the plan, the NYSE MKT will initiate delisting procedures as appropriate. The Company seeks to regain compliance with this rule with the potential restructuring of the Main Street and SRS indebtedness; however there is no assurance the Company will be able to accomplish this. See further discussion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 31, 2017 with the Securities and Exchange Commission.

The Company's common stock will not be delisted by the NYSE MKT for the deficiency during the plan period. The Company's common stock will continue to trade under the symbol “GLOW,” with the added designation of “.BC” to indicate that the Company is not in compliance with the NYSE MKT's listing standards. The NYSE MKT also publishes a list of noncompliant issuers and displays the .BC indicator on its website. The NYSE MKT notification does not affect the Company's business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company's material agreements.

The Company issued a press release on April 7, 2017, announcing that it had received the Deficiency Letter. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release, dated April 7, 2017, regarding NYSE MKT notice of non-compliance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
(registrant)

Date:	April 7, 2017	By:	/s/ David Clark
David Clark
Chief Financial Officer